UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

TELKONET, INC.

(Exact name of registrant as specified in its charter)

Utah	000-31972	87-0627421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20800 Swenson Drive, Suite 175 Waukesha, Wisconsin	53186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 223-0473

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Enters into a Material Compensation Arrangements with Certain Named Officers.

On May 12, 2014, the Company entered into an employment agreement with each of Richard E. Mushrush, the Company’s Chief Financial Officer, Matthew P. Koch, the Company’s Chief Operating Officer and Gerrit J. Reinders, the Company’s Executive Vice President of Sales and Marketing, for a term commencing as of May 1, 2014 and expiring as of May 1, 2015. The terms of each of these employment agreements will automatically renew for an additional 12 months unless the parties mutually agree or unless the agreement is terminated in accordance with its terms. Pursuant to their respective employment agreements, Messrs. Mushrush, Koch and Reinders receive a base salary of $113,300, $133,900 and $154,500, respectively, and bonuses and benefits based on the Company’s internal policies and on participation in the Company’s incentive and benefit plans.

Each of the employment agreements described above provides that, in the event of the termination of employment of the applicable executive officer by mutual consent of the executive officer and the Company, or if the executive officer’s employment is terminated other than for “cause,” as defined in the employment agreements, then the executive officer will receive an amount equal to six months of the executive officer’s base salary and compensation for health care premiums for a six-month period following the date of termination. In the event of termination of employment by the applicable executive officer for “good reason,” as defined in the agreements, the Company will continue to pay the executive officer’s base salary and provide the executive officer with continued participation in each employee benefit plan for the period beginning on the date of termination and ending on the expiration of the term of such executive officer’s employment agreement or, if such period is less than six months, for a period of six months from the date of notice of such termination. In the event that the applicable executive officer is terminated for “cause,” the executive officer will be entitled to no further compensation, except for accrued leave and vacation and except as may be required by applicable law. Each of the agreements also contains customary confidentiality, non-competition and non-solicitation agreements.

The foregoing descriptions of the employment agreements do not purport to be complete, and are qualified in their entirety by reference to the respective employment agreements, copies of which are attached hereto as Exhibits 10.3 through 10.5 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.3	Employment Agreement, effective as of May 1, 2014, by and between Telkonet, Inc. and Richard E. Mushrush

10.4	Employment Agreement, effective as of May 1, 2014, by and between Telkonet, Inc. and Matthew P. Koch

10.5	Employment Agreement, effective as of May 1, 2014, by and between Telkonet, Inc. and Gerrit J. Reinders

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Dated: May 12, 2014	By:	/s/ Jason L. Tienor
Jason L. Tienor President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.3	Employment Agreement, effective as of May 1, 2014, by and between Telkonet, Inc. and Richard E. Mushrush

10.4	Employment Agreement, effective as of May 1, 2014, by and between Telkonet, Inc. and Matthew P. Koch

10.5	Employment Agreement, effective as of May 1, 2014, by and between Telkonet, Inc. and Gerrit J. Reinders

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